Exhibit 23.01


                          CONSENT OF ERNST & YOUNG LLP


We consent to the incorporation by reference in Registration Statement (Form S-8 No. 33-92094) pertaining to the 1994 Stock Option Plan of Kenneth Cole Productions, Inc. of our report dated February 25, 1999, with respect to the consolidated financial statements and schedules of Kenneth Cole Productions, Inc., included Kenneth Cole Productions, Inc.'s Annual Report (Form 10-K) for the year ended December 31, 1998.


                                                              ERNST & YOUNG LLP


New York, New York
March 31, 1999